CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Alterola Biotech, Inc. (the “Company”) on Form 10-K for the period ended March 31, 2024 filed with the Securities and Exchange Commission (the “Report”), I, David Hitchcock, Chief Executive Officer and I, Tim Rogers, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ David Hitchcock
Name:	David Hitchcock
Title:	Chief Executive Officer, Principal Executive Officer and Director
Date:	July 16, 2024

By:	/s/ Tim Rogers
Name:	Tim Rogers
Title:	Chairman, Principal Financial Officer, Principal Accounting Officer and Director
Date:	July 16, 2024

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.